Exhibit 5.1
Eric C. Jensen
T: +1 650 843 5049
ejensen@cooley.com
March 26, 2024
Dutch Bros Inc.
110 SW 4th Street
Grants Pass, OR 97526
Ladies and Gentlemen:
We have acted as counsel to Dutch Bros Inc., a Delaware corporation (the “Company”), in connection with the sale by certain selling stockholders identified in the Prospectus (as defined below) (the “Selling Stockholders”) of up to 9,200,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.00001 per share, including up to 1,200,000 Shares that may be sold by the Selling Stockholders upon exercise of an option to purchase additional shares, pursuant to the Registration Statement on Form S-3 (File No. 333-274368) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement relating to the Shares dated March 21, 2024, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”).
In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (c) such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable, except with respect to Shares that are to be issued upon the conversion of outstanding Class D Common Stock, par value $0.00001 per share, of the Company or upon the exchange of Class A Common Units of Dutch Mafia, LLC, a Delaware limited liability company, and cancelation of Class C Common Stock, par value $0.00001 per share, of the Company in accordance with their terms, which Shares will be validly issued, fully paid and nonassessable upon such conversion or exchange.
This opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving such consent, we do not thereby
Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130
t: (650) 843-5000 f: (650) 849-7400 cooley.com

admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Eric C. Jensen
Eric C. Jensen
Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130
t: (650) 843-5000 f: (650) 849-7400 cooley.com